Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88994, 333-127130, 333-133428, 333-133429, 333-145149, 333-173915, 333-173916, 333-173917, 333-195761, 333-195762, 333-217633, 333-217618) of Materion Corporation of our report dated January 14, 2022 relating to the financial statements of HCS-Electronic Materials (A Carve-Out Business of H.C. Starck Inc., USA), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 14, 2022